SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2021 (March 30, 2021)

 CRANK MEDIA INC

(Exact name of registrant as specified in its charter)

Nevada	333-216783	33-1227600
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Stephen Brown 1720-650 West Georgia Street
Vancouver, British Columbia, Canada V6B 4N8
(Address of principal executive offices)
604-558-2515
(Registrant’s Telephone Number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 3.02.  Unregistered Sales of Equity Securities.

In order to obtain funds to cover a portion of its past operating deficit, the Registrant has raised approximately $260,000 through a private placement of approximately 13 million units, with each unit consisting of one share of common stock and one warrant, at a price of $.02 per unit.  Each warrant is exercisable at a price of $.10 per share for a period of two years.  The Registrant is no longer offering any shares or warrants, or accepting any subscriptions, pursuant to this private placement.  The Registrant’s board of directors approved the private placement sales on March 30, 2021.

Also for the purpose of covering a portion of the Registrant’s operating deficit, Stephen Brown has advanced more than $295,000 to the Registrant.  Considering its significant cash needs (see Item 8.01 below) and in order to repay $250,000 of this amount, on March 30, 2021, the Registrant determined to issue shares of its common stock to Mr. Brown at a price of $.02 per share.  This price is comparable to the price of the private placement described above except that it is less favorable because the private placement investors paid $.02 for a unit consisting of one share of common stock and one warrant, whereas Mr. Brown paid $.02 for one share of common stock but without a warrant.  There were 12.5 million shares issued to Mr. Brown in satisfaction of the $250,000 of debt at $.02 per share.

The above issuances were made in reliance on an exemption from registration under Section 4(a)(2) of the Securities Act of 1933 (the “Securities Act”).  None of the issuances involved a “a public offering” within the meaning of Section 4(a)(2) of the Securities Act: (i) the Registrant did not engage in any general solicitation or advertising to market the securities; (ii) each purchaser was provided the opportunity to ask questions and receive answers from the Registrant regarding the Registrant and the issuance; (iii) the securities were issued to persons with knowledge and experience in financial and business maters so that he or she is capable of evaluating the merits of an investment in the Registrant; and (iv) the recipients received “restricted securities” that include a restrictive legend on the certificate, which legend restricts the shares from being transferred except pursuant to a registration statement that is effective with the SEC or pursuant to an exemption from registration.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Board of Directors of the Registrant has amended Section 3.9 of the Registrant’s Bylaws to change the notice requirement for a Special meeting of the Board from ten days to two days.  This amendment was approved by a written Consent of Directors on March 30, 2021.  The text of the amendment is included as an amendment to this Report.

Item 8.01.  Other Events.

The information in this Item 8.01 is neither an offer of securities nor the solicitation of an offer to purchase or sell securities.  This information is intended to provide updated information concerning the Registrant.

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Summary Description of Business of Registrant.

As previously reported, the Registrant has acquired a number of media rights from Stephen Brown and a private entity wholly owned by Mr. Brown.  These rights include (i) rights to produce and distribute nine film scripts which are in various stages of planning and development;  (ii) concepts for four television shows for which the Registrant has production and distribution rights; and (iii) distribution rights with four different music recording artists for at least one album for each of them, and including recording production rights with respect to two of the artists.  The albums covered are in varying stages of production.  In general, with specific variations, the music distribution contracts provide for an initial term of six months from the initial commercial release of the recording; and also that the parties agree to negotiate reasonably and in good faith to agree to mutually acceptable terms for the Registrant to have three additional options which have similar distribution and other rights regarding three different sets of recordings, with each such option being dependent upon the Registrant’s having achieved certain financial objectives during the immediately preceding contract or option period, as the case may be.

The media rights also include rights to the plan and concept for a virtual film studio which is intended to constitute a platform for actors, producers, writers, managers, agents, casting agents and others to meet in a virtual setting to conduct business and other activities.  The Registrant is in the process of developing and building this virtual studio.

Music Recordings.  All four recording artists referred to above have single records that the Company currently is attempting to market and promote through radio promotion and social media.  These recording artists are Black Pontiac, Brooke Hogan, Christos, and Final State.  The estimated cost to the Registrant for the radio and social media promotion for these recordings during the period from April 1 through September 30, 2021 is approximately $90,000.  The Registrant currently does not have a committed source for these funds.

Films.   As of April 1, 2021, the Registrant has two films (currently designated as “Thunderbirds” and “Pink Heat”) in pre-production.  (As used in this Report, the term “pre-production” includes completion of the script, working on casting, and scheduling principal photography and film shooting.)  The pre-production activities for these films are being paid out of the Registrant’s regular monthly operating and overhead costs.  Subject to the effects of the Covid-19 pandemic, obtaining funding, and other uncertainties, the Registrant anticipates that filming on these two films will commence in the third quarter of 2021.  At that time, the Registrant will need approximately $300,000 to undertake the filming activities.  There are no committed sources for these funds at this time.

Subject to many of the same uncertainties including Covid-19 and obtaining funding, the Registrant anticipates that two other films (currently designated as “Unchain My Heart” and “Curse of Mount Terces”), for which the scripts currently are being completed by the Registrant, will commence other pre-production activity in the third quarter of 2021.  Actual production of these films also will require funding for which there are no committed sources at this time.

Television Shows.  Writing for a Television (TV) show currently referred to as “Cyclone” has been completed, and pre-production activities are scheduled to be completed by the end of June 2021, with production of episodes scheduled for the third quarter of 2021 – subject to any disruption from the Covid-19 pandemic.  The Registrant believes that the pre-production costs will be paid out of its operating budget and that production costs for the third quarter of 2021 will be paid at that time by the TV network that agrees to acquire the show.  At this time, the Registrant is in discussion with at least one network that has shown strong interest.

Pre-production activities for another TV show (currently designated as “Celebrity Face-Off”), are underway with the primary remaining activity to be casting of contestants.  Subject to any disruption from the Covid pandemic, the Registrant plans to begin shooting episodes in the third quarter of 2021.  At that time, the TV network that will be purchasing the show will provide funding for the actual production activities.

With respect to a third TV show (currently designated as “Infusion”), the Registrant has completed production of 13 episodes and has engaged a TV sales marketing company to attempt to sell the rights to that show in a number of different countries.  There is no assurance that the TV sales marketing company will be successful in selling these rights.

The fourth TV show (currently designated as “The Philanthropist”) is in more preliminary stages of development than the other three TV shows described above.

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Other Activities.  As referred to above, the Registrant also is in the process of attempting to continue to develop and build its virtual studio, for which significant additional expenditures are needed and for which there are no revenues anticipated in the near future.

The Registrant also intends to attempt to create and develop additional film, TV and music opportunities.

Financial Circumstances of the Registrant.

At the present time, the Registrant’s only incoming operating revenues are from certain of its music recording distribution activities, but these revenues are not sufficient to cover the Registrant’s ongoing operating costs, and the Registrant has no other existing resources from which to fund its operating costs.  To date, the excess of operating costs over revenues has been funded by a $134,000 note payable (in 3 installments through May 15, 2021) from a third party, other loan advances from third parties in excess of $200,000, accounts payable of the Registrant of more than approximately $125,000, and personal advances from CEO Stephen Brown in excess of $295,000.  As stated in Item 3.02 above, the Registrant recently reduced by $250,000 the amount owed to Mr. Brown through the issuance of shares of the Registrant’s common stock.

The Registrant is in the process of a receiving a payment of approximately $390,000 net to the Registrant from its music distribution activities through December 31,2021, but the $134,000 note payable, the $200,000 of loan advances from third parties, and the Registrant’s account payables alone exceed this amount – without considering the Registrant’s continuing monthly operating costs of $85,000 to $95,000 and the additional expenditures for the activities described above.  The Registrant’s music distribution activities to date indicate that an additional payment for these activities will be made to the Registrant by the first week of August.  At the present time, the Registrant’s account with the music distribution entity show a net amount to the Registrant of approximately $350,000, and that additional accruals from April through June 30, 2021 will increase the expected net amount of that late July/early August payment.

As stated in Item 3.02 of this Report, in order to obtain funds to cover a portion of the past operating deficit, the Registrant raised approximately $260,000 through a private placement of approximately 13 million units, with each unit consisting of one share of common stock and one warrant, at a price of $.02 per unit.  Each warrant is exercisable at a price of $.10 per share for a period of two years. The Company is no longer offering any shares or warrants pursuant to the private placement.  The amounts owed by the Registrant, as described in the two preceding paragraphs, is calculated after application of this $260,000.

At the present time, the Registrant does not have sufficient financial resources to fully pursue its business plan.  The Registrant is in discussions with at least one possible source of additional funding, but it has no binding commitments, and there is no assurance that it will be able to obtain additional funding.  Any such additional funding, of which there is no assurance, is anticipated to be through the issuance of additional equity securities or debt instruments.  If the Registrant is able to obtain funding, of which there is no assurance, it is anticipated that such funding would have a significantly dilutive effect on the existing capital structure of the Company.  Such dilution also would be expected to have a significant adverse effect on any trading market for the Registrant’s common stock.

Lack of a Liquid Trading Market for the Registrant’s Common Stock.

At the present time, there is not a liquid trading market for the Registrant’s common stock.  If the Registrant does not obtain sufficient financial resources in the near future, and there is no assurance that it can, the Registrant will not be able to fully pursue its business plan in the manner planned.

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Risk Factors.

In addition to its pressing need for capital as referenced above and the risk that the Registrant will not be able to obtain the capital needed to pursue its business plan fully, as well as the lack of a liquid trading market for its stock, also as referenced above, the Registrant faces numerous other risks in pursuing its business plan.

A number of the other significant risks (in addition to the risk of not having sufficient capital) include, among others, the Covid-19 pandemic and the delays, increased costs and other disruption that the Covid-19 pandemic could cause to the Registrant’s business; and the competition the Registrant faces in the entertainment industry from companies that may be able to compete successfully against the Registrant because they are much larger, have significantly greater financial and other resources, and are more established in the industry.

The Registrant also faces the risk of not being able to employ and/or keep competent personnel at compensation rates that the Registrant can afford, the risks of not being able to keep up with and not being able to afford technological advances in the industry, and the risk of not being able to protect its intellectual property from claims and/or piracy of competitors.

With respect to industry technological advances and advances in delivery of entertainment content, the Registrant faces the risk of being able to keep pace with these changes and the resulting new methods of delivery. Other risks include the uncertainty of being able to engage artists in order to be able to offer products that will be attractive to consumers, as well as other uncertainties related to demand for the Registrant’s products, and the risks that the Registrant’s operating costs may increase so substantially that the Registrant may not be able to sustain its operations.

Company Matters.

The members of the Registrant’s Board of Directors are Stephen Brown, Douglas Magallon, and Sandor Miklos.  Stephen Brown is the President, Chief Executive Officer and Chief Financial Officer of the Registrant.

The Registrant currently employs 15 persons on a full-time basis.

There currently are approximately 53,106,612 shares of the Registrant’s common stock outstanding, including the 13 million shares from the private placement described above and the 12.5 million shares issued to Mr. Brown, as described above, in satisfaction of $250,000 of the debt owed to Mr. Brown by the Registrant.  As a result, Mr. Brown owns 32.5 million shares, or approximately 61.2 percent, of the outstanding shares.  Mr. Miklos owns approximately 1.7 million shares, or approximately 3.2 percent, of the outstanding shares.  Mr. Magallon does not own any shares.

The foregoing update concerning the Company, and this Report in general, are not intended to be, and do not constitute, an offer or solicitation for the purchase or sale of stock of the Registrant.

Management and Employee Summary Information.

Background information concerning the directors of the Registrant and certain of the employees is as follows:

Stephen Brown – President/CEO/CFO/Board member

Stephen started producing in music as the founder of a successful independent record label in the 90’s. One of the first to envision how the Internet would take a major position in the music and film distribution market, Stephen pioneered a streaming video company, Vidnet, which grew significantly as an internet entertainment site under his leadership.  Stephen was the President, CEO and a director of Appreciated Media Holdings Inc. from March 2020 to November 2020.  Appreciated Media Holdings Inc. was publicly traded on the TSX Venture Exchange during that period until its stock was halted from trading in November 2020 for failure to file its audited financials.  During that time it also traded on the U.S. OTC Pink Sheets.  From 2018 to March 2020, Mr. Brown was involved primarily in the music industry through his private company, Appreciated Entertainment Inc.  From 2009 to 2018, Mr. Brown was an independent television and film producer.

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Douglas Magallon – Board Member/Producer

Doug Magallon is a veteran television, commercial and film producer/director.  He was a co-founder of Strom Magallon Entertainment, a production company in Los Angeles. Since prior to 2016, until recently, Mr. Magallon was a contributing producer for Strom Magallon Entertainment.

Mr. Magallon also has received critical acclaim and recognition in the form of awards, including 4 New York Film Festival Awards, 5 Clio Awards, 15 Belding Awards, 8 Telly Awards, 10 American Advertising Awards (including Best of Show), 1 Platinum Aurora Award (Best of Show), 4 Worldfest awards, 3 Prism Awards and numerous for LA and NY Art Director.

Alex (Sandor) Miklos – Board Member/Head of Technology Division

Mr. Miklos was the CEO, President and Chief Financial Officer of the Registrant prior to December 21, 2020.  Since December 21, 2020, he continues to be a director, and is no longer the CEO, President or Chief Financial Officer.   Since 2004, Mr. Miklos has been an angel investor and business consultant specializing in sales and marketing.  In the past, he has held Canadian real estate, securities, futures, options and derivatives, and partners and officers’, licenses, and he also has a CIMA designation.  He is a part owner and an employee of a Florida company named Casavue, LLC, which is a technology and software development company that is based in Florida.  Since March 1, 2021, Mr. Miklos is serving as head of the Registrant’s technology division.

David Postula – President – Crank Virtual

Mr. Postula is a seasoned senior executive with broad experience driving strategy, business optimization and revenue growth across a number of technology segments. He is involved in developing new technology and business strategy in his role with Crank Virtual, a division of Crank Media Inc.

Prior to joining Crank Virtual, David was Vice President of Strategy and Business Development for Tower Semiconductor where he was responsible for driving strategy, roadmaps, and both customer & partner alliances. Before that, David was the Vice President of NA Sales at Global Foundries, where he co-created, implemented and executed sales strategy.

Mr. Postula holds a Bachelor’s Degree in Business from Cornell University. He has also completed Executive MBA course modules at The University of Texas at Austin’s McCombs School of Business, and at Tel-Aviv University’s LAHAV Executive Program.

Stephen Young – Vice President of Crank Media

Stephen Young is a media, marketing and entertainment professional with an extensive background that started in Toronto with Quality Records (Motown/Jive Records distributer).  He then became part of the promotions team at Capitol Records- EMI of Canada.  Upon a transfer with EMI to Vancouver Stephen headed up promotions for the label on the West Coast for more than ten years.  Departing the record industry, Stephen then worked for a Vancouver-based advertising agency, Glennie Stamnes Strategy.  He next developed his own promotional marketing company that was involved with starting an annual music festival at Whistler BC (World Ski & Snowboard Festival Music Stage). He then worked in broadcast sales at a number of radio stations in Vancouver (top 40, oldies, all news, country and alternative rock – Pattison Broadcast Group, Rogers Broadcasting, Standard Broadcasting). He also worked in television in the broadcast industry for KVOS TV (Clear Channel).

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Alberto Marenco – Creative VP of Crank Media/ Producer

Prior to graduating USC’s School of Cinematic Arts with an MFA in film and television production in 2013, Alberto was as a music video director and producer.  Since 2009, Alberto has worked as a producer, director, or cinematographer on a number of independent projects ranging from feature-length films to shorts and advertisements.  He made his directorial debut with the film ‘AVIATOR’.

Alberto’s resume includes work in the music video field, where he continues to support a number of local artists.

Greg Strom/ Producer

For the past three decades Greg Strom has produced and directed a large number of television commercials, music videos and feature films. His 12 feature documentaries have won critical acclaim and international recognition, including being shortlisted for an Academy Award, and for Communicator, Worldfest and Telly Awards.  He was a co-founder (with Douglas Magallon) of Strom Magallon Entertainment, a production company in Los Angeles.

Greg’s commercials have been featured on the Super Bowl and broadcast media platforms worldwide. He is the recipient of a Clio, the highest honor awarded for television commercials, and has filmed in several countries.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
99.1	Text of Amendment to Section 3.9 to the Registrant’s Bylaws, which reduces the notice period for a special meeting of the board directors to two days from ten days.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Crank Media Inc

(a Nevada corporation)

By: /s/ Stephen Brown

Name: Stephen Brown

Title: Chief Executive Officer and President

Dated: April 5, 2021

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